POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Randal W. Scott,
Kimberly J. Popovits and G. Bradley Cole, or any of them signing singly, and with full power of substitution,
the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the
U.S. Securities and Exchange Commission (the "SEC")a Form ID, including amendments thereto, and any
other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to
make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of
1934 or any rule or regulation of the SEC;

(2)      execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or
director of Genomic Health, Inc., a Delaware corporation (the "Company"), file
Forms 3, 4, and 5 in accordance
with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or
amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;
and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned,
it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned
pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as
such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or
could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause
to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securityes Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
6th day of January, 2011.

                                                 Dean Schorno
                                               _________________________________
                                                Signature

                                                 Dean Schorno
                                               _________________________________
                                                Print Name